UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2007

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, North Carolina 27596

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 556-7235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

As more fully discussed below in Item 4.02(a), on August 10, 2007, Xerium Technologies, Inc. (the “Company”) issued a press release, attached hereto as Exhibit 99.1, announcing that based on the current findings of its previously announced review of the accounting treatment associated with interest rate swaps that it entered into in June 2005, and with the concurrence of the Company’s independent registered public accounting firm, Ernst & Young LLP, it has determined to restate certain of its previously issued financial statements. The financial statements expected to be restated are the consolidated balance sheets as of December 31, 2006 and 2005 and the consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years 2006 and 2005 included in the three year period ended December 31, 2006 and the Company’s unaudited quarterly financial statements during these years, commencing with the quarter ended June 30, 2005, and the quarter ended March 31, 2007. These financial statements, as filed, contain errors and should therefore not be relied upon. The related audit reports of Ernst & Young LLP with respect to those financial statements should also no longer be relied upon.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On August 10, 2007, Xerium Technologies, Inc. issued a press release, attached hereto as Exhibit 99.1, announcing that, based on the current findings of its previously announced review of the accounting treatment related to interest rate swaps that it entered into in June 2005, it has determined to restate certain of its previously issued financial statements. The restatement will correct the Company’s accounting for the fair value of its interest rate swap agreements that it entered into in June 2005. To date, the Company has accounted for these interest rate swaps as hedging instruments in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities-an amendment of FASB Statement No. 133” and SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities”. The fair value of these interest rate swap agreements was adjusted quarterly with the changes recorded as deferred gains or losses in the Company’s consolidated balance sheet with the offset recorded in accumulated other comprehensive loss, net of tax. It has been determined that the swaps do not qualify as hedging instruments because the Company inappropriately applied the ‘short-cut’ method to evaluate these interest rate swaps for hedge accounting purposes from the date of inception. Accordingly, the Company will recognize the change in the fair value as a component of earnings for the applicable periods. The Audit Committee of the Company’s Board of Directors has discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the matters disclosed in this filing pursuant to Item 4.02(a).

The consolidated financial statements expected to be restated are the consolidated balance sheets as of December 31, 2006 and 2005 and the consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years 2006 and 2005 and the Company’s unaudited quarterly financial statements during these years, commencing with the quarter ended June 30, 2005, and the quarter ended March 31, 2007. These consolidated financial statements, as filed, contain errors and should therefore not be relied upon. As a result of this determination, related reports of the Company’s independent registered public accounting firm on the consolidated financial statements and internal control over financial reporting included in the annual report on Form 10-K for the year ended December 31, 2006 should no longer be relied upon.

Following completion of its work and that of its independent registered public accounting firm, the restatement of the Company’s financial results will be effected as soon as practicable by the filing an amended annual report for the year ended December 31, 2006 and an amended quarterly report on Form 10-Q for the quarter ended March 31, 2007.

The accounting review was initiated to address a matter involving the Registrant’s historical accounting for interest rate swap agreements that it entered into in June 2005. The Company identified the matter during the ordinary course of reviewing the Company’s interest rate swaps and financial results for the second quarter of 2007.

In connection with the Company’s review of these matters, management of the Company is evaluating its prior conclusions regarding the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting. The Company’s management will revise its assessment of such controls in the Company's amended filing for each applicable period as appropriate.

Item 9.01. Financial Statements and Exhibits.

(d.) Exhibits:

Exhibit Number

99.1	Press release, dated August 10, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: August 10, 2007	By:	/S/ MICHAEL P. O’DONNELL
Name: Michael P. O’Donnell Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release, dated August 10, 2007.